Exhibit 10.1

SHAREHOLDER SUPPORT AGREEMENT

This Shareholder Support Agreement (this “Agreement”) is dated as of August 17, 2023, by and among LAMF Global Ventures Corp. I, a Cayman Islands exempted company (“SPAC”), the Persons set forth on Schedule I hereto (each, a “Company Shareholder” and, collectively, the “Company Shareholders”), Nuvo Group Ltd., a company organized under the laws of the State of Israel (the “Company”), and Holdco Nuvo Group D.G. Ltd., a limited liability company organized under the laws of the State of Israel (“Holdco”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Company Shareholders are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of such number of Company Shares as are indicated opposite each of their names on Schedule I attached hereto (all such Company Shares, together with any Company Shares of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Company Shareholder during the period from the date hereof through the Termination Date (as defined in Section 3.1) are referred to herein as the “Subject Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, SPAC, the Company, Holdco, Nuvo Assetco Corp., a Cayman Islands exempted company and a wholly owned subsidiary of Holdco (“Assetco”) and H.F.N. Insight Merger Company Ltd., a limited liability company organized under the laws of the State of Israel and a wholly owned subsidiary of SPAC (“Merger Sub”) have entered into a Business Combination Agreement (as amended, restated, modified or supplemented from time to time, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, among other transactions, SPAC will be merged with and into Assetco, with Assetco as the surviving entity of such merger, and Merger Sub will be merged with and into the Company, with the Company as the surviving entity, each pursuant to the terms and conditions set forth in the Business Combination Agreement; and

WHEREAS, as an inducement to SPAC and the Company to enter into the Business Combination Agreement and to consummate the Transactions, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

SHAREHOLDER SUPPORT AGREEMENT; COVENANTS

1.1 Binding Effect of Business Combination Agreement. Each Company Shareholder hereby acknowledges that it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. From the date hereof until the Termination Date (as defined in Section 3.1 hereof), each Company Shareholder shall be bound by and comply with Section 7.08(a) (Confidentiality) and Section 7.15(a) (No Solicitation) of the Business Combination Agreement (and any relevant definitions contained in the Business Combination Agreement) as if such Company Shareholder was an original signatory to the Business Combination Agreement with respect to such provisions.

1.2 No Transfer. During the period commencing on the date hereof and ending on the Termination Date, each Company Shareholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, assign, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any other derivative transaction with respect to, any Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (clauses (i), (ii) and (iii), each, a “Transfer”). Notwithstanding the foregoing, each Company Shareholder may Transfer any Subject Shares: (A) to (1) the Company’s, Holdco’s, SPAC’s or SPAC Sponsor’s officers or directors, (2) any Affiliates or family members of the Company’s, SPAC’s or SPAC Sponsor’s officers or directors, or (3) any direct or indirect partners, members or equityholders of any such Company Shareholder, any Affiliates of any such Company Shareholder or any related investment funds or vehicles controlled or managed by any such Company Shareholder or their respective Affiliates (including, for the avoidance of doubt, where such Company Shareholder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership); (B) in the case of a Company Shareholder that is an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such Person, or to a charitable organization; (C) in the case of a Company Shareholder that is an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of a Company Shareholder that is an individual, pursuant to a qualified domestic relations order, divorce settlement, divorce decree or separation agreement; (E) to a nominee or custodian of a Person to whom a Transfer would be permitted under clauses (A) through (D) above; (F) to the Company, Holdco, SPAC or SPAC Sponsor; (G) to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of the Company or the vesting of Company share-based awards; (H) in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of the Company; (I) in connection with any Order; or (J) to the Company in connection with the repurchase of such Company Shareholder’s shares in connection with the termination of such Company Shareholder’s employment with the Company or any of its Subsidiaries pursuant to contractual agreements with the Company or any of its Subsidiaries; provided, however, that in the case of the foregoing clauses (A) through (E) the transferee must enter into a written agreement with the Company and SPAC agreeing to be bound by this Agreement prior to the effectiveness of such Transfer.

1.3 New Shares. In the event that (a) any Subject Shares or other equity securities of the Company are issued to a Company Shareholder after the date of this Agreement through the Termination Date pursuant to any distribution of bonus shares, stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Shares of, on or affecting the Subject Shares owned by such Company Shareholder or any change in any of the Company Shares or other share capital of the Company by reason of any share split-up, subdivision, reverse share split, consolidation, exchange of shares or the like, or (b) a Company Shareholder purchases or otherwise acquires beneficial ownership of, or the power to vote with respect to, any Subject Shares or other equity securities of the Company after the date of this Agreement through the Termination Date, including upon the exercise of any Company Option or Company Warrant or any conversion under any Company SAFE or Company Loan, (such Subject Shares or other equity securities, the “New Securities”), then such New Securities acquired or purchased by such Company Shareholder shall be deemed Subject Shares and shall be subject to the terms of this Agreement to the same extent as if they constituted Subject Shares owned by such Company Shareholder as of the date hereof.

1.4 Company Shareholder Agreements. During the period commencing on the date hereof and ending on the Termination Date, each Company Shareholder hereby unconditionally and irrevocably agrees that, at any meeting of the shareholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of the Company, such Company Shareholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Company Shareholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, with respect to all of its Subject Shares:

(a) to approve and adopt the Company Shareholder Matters;

(b) in any other circumstances upon which a consent or other approval is required under the Company’s Governing Documents or under any agreements between the Company and its shareholders, or otherwise sought with respect to the Business Combination Agreement or the Transactions or the other Company Shareholder Matters, to vote, consent or approve (or cause to be voted, consented or approved) all of such Company Shareholder’s Subject Shares held at such time in favor thereof;

(c) against any Company Business Combination, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company and any issuance or acquisition of shares or other equity securities of the Company (other than the Business Combination Agreement or the other Transaction Agreements and the Transactions contemplated thereby);

(d) against any proposal, action or agreement that would reasonably be expected to (i) impede, frustrate, delay, discourage, adversely affect, prevent or nullify any provision of this Agreement, the Business Combination Agreement or any other Transaction Agreement or the timely consummation of the Transactions, (ii) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Business Combination Agreement or any other Transaction Agreement, (iii) result in any of the conditions set forth in Article VIII of the Business Combination Agreement not being fulfilled or (iv) change in any manner the capitalization of the Company, including the voting rights of any share capital of the Company or any other securities of the Company (other than, in the case of this clause (iv), pursuant to the Business Combination Agreement or the other Transaction Agreements and the Transactions contemplated thereby).

During the period commencing on the date hereof and ending on the Termination Date, each Company Shareholder hereby agrees that it shall not take any action or omission, or commit or agree to take any action or omission inconsistent with the foregoing.

1.5 No Challenges; Preemptive Rights. Each Company Shareholder hereby waives and agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions within its power necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, Merger Sub, Assetco, Holdco, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or any other Transaction Agreement, (b) asserting any rights of appraisal or rights to dissent from the Transactions, or (c) alleging a breach of any duty of care or fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement or any other Transaction Agreement. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit such Company Shareholder from enforcing such Company Shareholder’s rights under this Agreement and the other agreements entered into by such Company Shareholder in connection herewith, or otherwise in connection with the Mergers or the other transactions contemplated by the Business Combination Agreement or any other Transaction Agreement. Each Company Shareholder hereby waives, and agrees not to assert or perfect or otherwise demand performance of, any and all preemptive rights, rights of first refusal, co-sale rights or any other rights to acquire any equity security of the Company or limit the ability of any other shareholder of the Company to transfer its equity securities of the Company, to the extent such right arose prior to the Termination Date.

1.6 Affiliate Agreements. Each Company Shareholder hereby agrees and consents to the termination of all agreements, arrangements, commitments and understandings set forth on Schedule II hereto to which such Company Shareholder or any of its Affiliates is party or which were made to its benefit, subject to, and effective as of, the Closing, without any further liability or obligation of such Company Shareholder to the Company, the Company’s Subsidiaries or SPAC, provided and further subject to each other counterparty to each such affiliate agreement agreeing in writing to the termination thereof to the extent such counterparty’s consent is required for such termination. To the extent a Company Shareholder beneficially owns any Company SAFEs, Company Loans or Company Warrants and has not previously entered into an amendment(s) substantially in the form(s) attached hereto as Exhibit I, the Company Shareholder has entered into such an amendment concurrently with the execution of this Agreement.

1.7 Registration Rights Agreement. Each of the Company Shareholders set forth on Schedule III will deliver, substantially simultaneously with the Acquisition Effective Time, a duly-executed copy of the Registration Rights Agreement substantially in the form attached as Exhibit C to the Business Combination Agreement.

1.8 Further Assurances. Each Company Shareholder shall use commercially reasonable efforts to take, or cause to be taken, such further actions and do, or cause to be done, all things reasonably necessary within its reasonable control (including under applicable laws) to consummate the Mergers and the other transactions contemplated by this Agreement and the Business Combination Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

1.9 No Inconsistent Agreement; No Voting Trusts. Each Company Shareholder hereby represents and covenants that such Company Shareholder has not entered into, and shall not enter into prior to the Termination Date, any agreement that would restrict, limit or interfere with the performance of such Company Shareholder’s obligations hereunder. Each Company Shareholder agrees that, during the term of this Agreement, such Company Shareholder will not, and will not permit any Person under such Company Shareholder’s control to, deposit any Subject Shares in a voting trust, grant any proxies with respect to the Subject Shares or subject any of the Subject Shares to any arrangement with respect to the voting of the Subject Shares except as contemplated in this Agreement.

1.10 Consent to Disclosure. Each Company Shareholder hereby consents to the publication and disclosure in the Registration Statement (and, as and to the extent otherwise required by applicable securities laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC or the Company to any Governmental Entity or to securityholders of SPAC) of such Company Shareholder’s identity and record and beneficial ownership of Subject Shares and the nature of such Company Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by SPAC or the Company, a copy of this Agreement. Each Company Shareholder will promptly provide any information reasonably requested by SPAC or the Company for any regulatory application or filing made or approval sought in connection with the Transactions, which approval or filing is specifically set forth in the Business Combination Agreement (including filings with the SEC), except for any information that is subject to attorney-client privilege or confidentiality obligations.

1.11 Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) no Company Shareholder makes any agreement or understanding herein in any capacity other than in such Company Shareholder’s capacity as a record holder and beneficial owner of the Subject Shares, and (b) nothing herein will be construed to limit or affect any action or inaction by any Company Shareholder serving as a member of the board of directors of the Company or Holdco or as an officer or fiduciary of the Company or Holdco, in each case, acting in such person’s capacity as a director, officer or fiduciary of the Company or Holdco.

1.12 Lock-Up. Notwithstanding anything to the contrary in the Holdco A&R Articles or herein, each Company Shareholder hereby agrees that, upon and subject to the Closing, such Company Shareholder shall not Transfer any Lock-Up Shares or any instruments exercisable or exchangeable for, or convertible into, such Lock-Up Shares until the day following the six (6)-month anniversary of the Closing, in each case other than with the written consent of the SPAC Sponsor, which consent will not be unreasonably withheld, conditioned or delayed, including where the release of such lock-up is necessary to enable Holdco to meet any Nasdaq Capital Market minimum public float requirements or other applicable regulatory conditions. For the purposes of this Agreement, “Lock-Up Shares” shall mean: (i) any shares of Holdco issued to a Company Shareholder in exchange for Subject Shares pursuant to the Business Combination Agreement (excluding, for the avoidance of doubt, in respect of any Company Crossover Preferred Shares), and (ii) any ordinary shares of Holdco issued to a Company Shareholder substantially concurrently with the Closing pursuant to a securities purchase agreement. Notwithstanding the foregoing, each Company Shareholder may Transfer any Lock-Up Shares: (A) (1) to the Company’s, Holdco’s, SPAC’s or SPAC Sponsor’s officers or directors, (2) to any Affiliates or family members of the Company’s, SPAC’s or SPAC Sponsor’s officers or directors, or (3) to any direct or indirect partners, members or equityholders of any such Company Shareholder, any Affiliates of any such Company Shareholder or any related investment funds or vehicles controlled or managed by any such Company Shareholder or their respective Affiliates (including, for the avoidance of doubt, where such Company Shareholder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership); (B) in the case of a Company Shareholder that is an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such Person, or to a charitable organization; (C) in the case of a Company Shareholder that is an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of a Company Shareholder that is an individual, pursuant to a qualified domestic relations order, divorce settlement, divorce decree or separation agreement; (E) to a nominee or custodian of a Person to whom a Transfer would be permitted under clauses (A) through (D) above; (F) to the Company, Holdco, SPAC or SPAC Sponsor; (G) to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of the Company or the vesting of Company share-based awards; (H) in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of the Company; (I) in connection with any Order; or (J) to the Company in connection with the repurchase of such Company Shareholder’s shares in connection with the termination of such Company Shareholder’s employment with the Company or any of its Subsidiaries pursuant to contractual agreements with the Company or any of its Subsidiaries; provided, however, that in the case of the foregoing clauses (A) through (E) the transferee must enter into a written agreement with the Company and SPAC agreeing to be bound by this Agreement prior to the effectiveness of such Transfer.

1.13 Several and Not Joint Obligations. The representations, warranties, covenants, agreements, obligations and liability of the Company Shareholders party to this Agreement shall be several, and not joint. Notwithstanding any other provision of this Agreement, in no event will any Company Shareholder be liable for any other Person’s breach of such other Person’s representations, warranties, covenants, or agreements contained in this Agreement, the Business Combination Agreement or any other Transaction Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company Shareholder. Each Company Shareholder represents and warrants as of the date hereof to SPAC and the Company (solely with respect to itself, himself or herself and not with respect to any other Company Shareholder) as follows:

(a) Organization; Due Authorization. If such Company Shareholder is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Company Shareholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Company Shareholder. If such Company Shareholder is an individual, such Company Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Company Shareholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Company Shareholder, enforceable against such Company Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Company Shareholder.

(b) Ownership. Such Company Shareholder is the record and “beneficial owner” (as defined under the Exchange Act) of, and has good title to, all of such Company Shareholder’s Subject Shares as indicated opposite such Company Shareholder’s name on Schedule I attached hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Liens pursuant to (i) this Agreement, (ii) the Company’s Governing Documents, (iii) the Business Combination Agreement or (iv) any applicable securities laws. Such Company Shareholder’s Subject Shares, Company SAFEs, Company Loans and Company Warrants as indicated opposite such Company Shareholder’s name on Schedule I attached hereto are the only equity securities in the Company owned of record or beneficially by such Company Shareholder on the date of this Agreement (other than any Company Options), and none of such Company Shareholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares. Other than as set forth opposite such Company Shareholder’s name on Schedule I, such Company Shareholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or the right to exercise any voting power with respect to any equity securities of the Company.

(c) No Conflicts. The execution and delivery of this Agreement by such Company Shareholder does not, and the performance by such Company Shareholder of his, her or its obligations hereunder will not, (i) conflict with or result in a violation of the Governing Documents (if such Company Shareholder is not an individual), any Contract, Order or law applicable to such Company Shareholder or to such Company Shareholder’s property or assets (including the Subject Shares) that would reasonably be expected to prevent or delay the consummation of the Transactions or that would reasonably be expected to prevent such Company Shareholder from fulfilling his, her or its obligations under this Agreement, (ii) result in the creation or imposition of any Lien (other than the Liens referred to in Section 2.1(b)(i) through (iv) above) upon the Subject Shares or (iii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Company Shareholder or such Company Shareholder’s Subject Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Company Shareholder of its, his or her obligations under this Agreement.

(d) Litigation. There are no Legal Proceedings pending against such Company Shareholder, or to the knowledge of such Company Shareholder threatened against such Company Shareholder, before (or, in the case of threatened Legal Proceedings, that would be before) any Governmental Entity, which in any manner challenges or seeks to or otherwise could reasonably be expected to prevent, enjoin or materially delay the Transactions or the performance by such Company Shareholder of its, his or her obligations under this Agreement or the Transaction Agreements.

(e) Adequate Information. Such Company Shareholder has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon SPAC or the Company and based on such information as such Company Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Company Shareholder acknowledges that SPAC and the Company have not made and do not make any representation or warranty to such Company Shareholder, whether express or implied, of any kind or character except as expressly set forth in this Agreement.

(f) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions contemplated by the Business Combination Agreement based upon arrangements made by such Company Shareholder, for which the Company, SPAC or any of their Affiliates may become liable.

(g) Acknowledgment. Such Company Shareholder understands and acknowledges that each of SPAC and the Company is entering into the Business Combination Agreement in reliance upon such Company Shareholder’s execution and delivery of this Agreement.

(h) No Other Representations or Warranties. Except for the representations and warranties made by each Company Shareholder (solely with respect to itself, himself or herself and not with respect to any other Company Shareholder) in this Article II and in the other Transaction Agreements, no Company Shareholder nor any other Person makes any express or implied representation or warranty to SPAC or the Company in connection with this Agreement or the transactions contemplated by this Agreement, and each Company Shareholder expressly disclaims any such other representations or warranties.

ARTICLE III
MISCELLANEOUS

3.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time (as defined below) and (b) as to each Company Shareholder, the written agreement of SPAC, the Company and such Company Shareholder (with respect to each Company Shareholder, the earliest such date under clause (a) and (b) being referred to herein as the “Termination Date”). Upon such termination of this Agreement, all obligations of the parties under this Agreement (other than Section 1.12) will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, pursuant to this Agreement (it being clarified that where the termination is with respect to one or more, but not all Company Shareholders, then the foregoing provisions shall apply only with respect to such partial termination but shall not affect the obligations and rights of the remaining parties to the Agreement); provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any willful breach of this Agreement prior to such termination. This Article III shall survive the termination of this Agreement. For the purposes of this Section 3.1, “Expiration Time” means the earlier of (a) the Acquisition Effective Time and (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 9.01 thereof. Notwithstanding the foregoing, in the event that the Closing is consummated, the provisions of Section 1.11 shall expire upon the day following the six (6)-month anniversary of the Closing.

3.2 Governing Law; Jurisdiction. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive (except as noted below) jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the Delaware Supreme Court or the United States District Court for the District of Delaware), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall be heard and determined in such Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the Delaware Supreme Court or the United States District Court for the District of Delaware), (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) in the Delaware Court of Chancery or in the Delaware Supreme Court or the United States District Court for the District of Delaware, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to it at the applicable address set forth in Section 3.8 shall be effective service of process for any suit, action or proceeding brought in any such court. Notwithstanding the foregoing, the parties hereto agree that SPAC may bring any claim or cause of action based upon performance of this Agreement that seeks injunctive relief against any Company Shareholder in any court in the State of Israel.

3.3 Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, EXECUTION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES HERETO AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT AMONG THE PARTIES HERETO IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

3.4 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Other than Transfers permitted by a Company Shareholder pursuant to Section 1.2 (and only on the terms therein), neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) (i) by any Company Shareholder without the prior written consent of the Company and SPAC or (ii) by the Company or SPAC without the prior written consent of the other.

3.5 Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The parties hereto acknowledge and agree that the parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof. Without limiting the foregoing, each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) there is adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party hereto seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

3.6 Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by SPAC, the Company and with respect to a Company Shareholder, such Company Shareholder.

3.7 Severability. If any provision of this Agreement is held illegal, invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect and such invalid or unenforceable provision will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof. Any provision of this Agreement held illegal, invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held illegal, invalid or unenforceable.

3.8 Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to SPAC:

LAMF Global Ventures Corp. I

9255 Sunset Boulevard, Suite 515

West Hollywood, California 90069

Attention:	Simon Horsman
Email:	simon@lamfglobal.com

with a copy to (which will not constitute notice):

White & Case LLP

555 South Flower Street, Suite 2700

Los Angeles, California 90071

Attention:	Daniel Nussen Matthew Barnett
Email:	daniel.nussen@whitecase.com
matthew.barnett@whitecase.com

and

Herzog Fox and Neeman Law Offices

Herzog Tower, 6 Yitzhak Sadeh St.

Tel-Aviv 6777506, Israel

Attention:	Ory Nacht, Adv.
Email:	nachto@herzoglaw.co.il

If to the Company:

Nuvo Group Ltd.

Yigal Alon 94

Building 1

Tel Aviv, Israel 6789155

Attention:	Kelly Londy
Email:	kelly.londy@nuvocares.com

with a copy to (which shall not constitute notice):

Greenberg Traurig, P.A.

333 SE 2nd Avenue, Suite 4400

Miami, Florida 33131

Attention:	Robert Grossman
Adam Namoury
Email:	grossmanb@gtlaw.com
Adam.namoury@gtlaw.com

and

Meitar | Law Offices

16 Abba Hillel Silver Rd.

Ramat-Gan 52506, Israel

Attention:	Yoav Sade, Adv.
Ran Camchy, Adv.
Email:	yoavs@meitar.com
ranca@meitar.com

If to a Company Shareholder:

To such Company Shareholder’s address set forth in Schedule I with a copy (which will not constitute actual or constructive notice) to:

Greenberg Traurig, P.A.

333 SE 2nd Avenue, Suite 4400

Miami, Florida 33131

Attention:	Robert Grossman
Adam Namoury
Email:	grossmanb@gtlaw.com
Adam.namoury@gtlaw.com

and

Meitar | Law Offices

16 Abba Hillel Silver Rd.

Ramat-Gan 52506, Israel

Attention:	Yoav Sade, Adv.
Ran Camchy, Adv.
Email:	yoavs@meitar.com
ranca@meitar.com

3.9 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

3.10 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

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IN WITNESS WHEREOF, the Company Shareholders, SPAC, and the Company have each caused this Shareholder Support Agreement to be duly executed as of the date first written above.

COMPANY SHAREHOLDERS:

Zion Vaknin RDC Ltd.

By:	/s/ Zion Vaknin
	Name:	Zion Vaknin
	Title:	Director

Zion Vaknin

By:	/s/ Zion Vaknin
	Name:	Zion Vaknin
	Title:	Individual

Oren Oz

By:	/s/ Oren Oz
	Name:	Oren Oz
	Title:	Individual

Nuvo Investors LLC

By:	/s/ Laurence Klein
	Name:	Laurence Klein
	Title:	Managing Director

LCK Holdings LLC

By:	/s/ Laurence Klein
	Name:	Laurence Klein
	Title:	Managing Director

CTSK Holdings LLC

By:	/s/ Laurence Klein
	Name:	Laurence Klein
	Title:	Managing Director

CTK Holdings LLC

By:	/s/ Laurence Klein
	Name:	Laurence Klein
	Title:	Managing Director

Nalay Inc.

By:	/s/ Laurence Klein
	Name:	Laurence Klein
	Title:	President

Kelly Londy

By:	/s/ Kelly Londy
	Name:	Kelly Londy
	Title:	Individual

Haim Blecher

By:	/s/ Haim Blecher
	Name:	Haim Blecher
	Title:	Individual

Gerald Ostrov

By:	/s/ Gerald Ostrov
	Name:	Gerald Ostrov
	Title:	Individual

Dennis Berman Revocable Trust

By:	/s/ Dennis Berman
	Name:	Dennis Berman
	Title:	Trustee

David Amsalem

By:	/s/ David Amsalem
	Name:	David Amsalem
	Title:	Individual

Amit Reches

By:	/s/ Amit Reches
	Name:	Amit Reches
	Title:	Individual

Axxion S.A. (acting on behalf of the fund “Frankfurter Akteinfonds fur Stiftungen”)

By:	/s/ Benjamin Linn
	Name:	Benjamin Linn
	Title:	Head of Relationship Management

By:	/s/ Pierre Girardet
	Name:	Pierre Girardet
	Title:	Managing Director

Aharon Nager

By:	/s/ Aharon Nager
	Name:	Aharon Nager
	Title:	Individual

Michael Vaknin

By:	/s/ Michael Vaknin
	Name:	Michael Vaknin
	Title:	Individual

Frankfurter SICAV

By:	/s/ Benjamin Linn
	Name:	Benjamin Linn
	Title:	Chairman

SPAC:

LAMF GLOBAL VENTURES CORP. I

By:	/s/ Simon Horsman
	Name:	Simon Horsman
	Title:	Chief Executive Officer

COMPANY:

NUVO GROUP LTD.

By:	/s/ Kelly Londy
	Name:	Kelly Londy
	Title:	Chief Executive Officer

HOLDCO:

HOLDCO NUVO GROUP D.G. LTD.

By:	/s/ Kelly Londy
	Name:	Kelly Londy
	Title:	Chief Executive Officer